Exhibit 10.2





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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           CT Mezzanine Partners I LLC

                      a Delaware limited liability company




                         Effective as of: March 8, 2000


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                                TABLE OF CONTENTS
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ARTICLE I                  DEFINED TERMS......................................1

         1.1.     Definitions.................................................1
         1.2.     General References..........................................6

ARTICLE II        FORMATION AND DURATION......................................6

         2.1.     Formation...................................................6
         2.2.     Name........................................................6
         2.3.     Agent and Office............................................6
         2.4.     Principal Place of Business.................................6
         2.5.     Qualification in Other Jurisdictions........................7
         2.6.     Term........................................................7
         2.7.     Intent......................................................7
         2.8.     Limited Liability...........................................7
         2.9.     Sale of Warrant.  ..........................................7

ARTICLE III       PURPOSE OF THE COMPANY......................................7

         3.1.     Purpose.....................................................7
         3.2.     Powers of the Company.......................................7
         3.3.     Limitations on Company Powers.  ............................8

ARTICLE IV        CAPITAL CONTRIBUTIONS.......................................9

         4.1.     Initial Contributions.......................................9
         4.2.     Additional Capital Contributions............................9
         4.3.     Loans by Members; Compensation.............................11

ARTICLE V         MANAGEMENT OF THE COMPANY..................................11

         5.1.     Management of the Company..................................11

ARTICLE VI        DISTRIBUTIONS AND ALLOCATION OF TAX ITEMS..................11

         6.1.     Distributions..............................................11
         6.2.     Allocation of Net Profits and Net Losses...................12
         6.3.     Withholding................................................12
         6.4.     Restoration of Funds.......................................12

ARTICLE VII       TAX ELECTIONS; TAX MATTERS MEMBER; TAX CAPITAL ACCOUNTS....12

         7.1.     Federal Income Tax Elections; Tax Matters Member...........12
         7.2.     Tax Matters................................................13

ARTICLE VIII      OTHER RIGHTS AND OBLIGATIONS OF MEMBERS....................13

         8.1.     Resignation of a Member....................................13
         8.2.     Admission of New Members...................................14
         8.3.     Indemnification by Company.................................14
         8.4.     Indemnification by Members.................................14

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         8.5.     Exculpation................................................14
         8.6.     Reimbursement of Members...................................15
         8.7.     Particular Covenants of Members............................15

ARTICLE IX        TRANSFERS OF COMPANY MEMBERSHIP INTERESTS..................15

         9.1.     Condition to Transfer of Any Membership Interest...........15
         9.2.     Transfers of Membership Interests..........................16
         9.3.     Purchase/Sale Option.......................................17

ARTICLE X         DISSOLUTION AND LIQUIDATION................................18

         10.1.    Dissolution................................................18
         10.2.    Winding up Affairs and Distribution of Assets..............18
         10.3.    No Liability...............................................19
         10.4.    Limitations on Payments Made in Dissolution................19
         10.5.    Certificate of Cancellation................................20

ARTICLE XI        DEFAULT AND REMEDIES.......................................20

         11.1.    Default....................................................20
         11.2.    Remedies Upon Event of Default.............................21
         11.3.    Dispute Resolution.  ......................................21
         11.4.    Waiver of Partition and Certain Other Rights...............21

ARTICLE XII       REPRESENTATIONS AND WARRANTIES OF THE MEMBERS..............22

         12.1.    Reciprocal Representations and Warranties..................22

ARTICLE XIII      BOOKS, RECORDS AND REPORTS.................................23

         13.1.    Maintenance of Books.......................................23
         13.2.    Records to be Maintained...................................23
         13.3.    Inspection by Members; Confidential Information............23
         13.4.    Books and Tax Reports......................................24

ARTICLE XIV       MISCELLANEOUS..............................................24

         14.1.    Notices....................................................24
         14.2.    Certificate Requirements...................................25
         14.3.    Modification...............................................25
         14.4.    Waivers and Consents.......................................26
         14.5.    Severability...............................................26
         14.6.    Further Assurances.........................................26
         14.7.    Governing Law..............................................26
         14.8.    Counterparts...............................................26
         14.9.    Limitation on Rights of Others.............................26
         14.10.   Brokers and Finders........................................26
         14.11.   Construction and Interpretation............................26
         14.12.   Successors And Assigns.....................................26
         14.13.   Survival...................................................26

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                       LIMITED LIABILITY COMPANY AGREEMENT
                         OF CT MEZZANINE PARTNERS I LLC


         This LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") of CT MEZZANINE PARTNERS I LLC (the "Company") is entered into this 8th day of March 2000, between Travelers Limited Real Estate Mezzanine Investments I, LLC a Delaware limited liability company ("Limited REMI I"), and CT-F1, LLC, a Delaware limited liability company ("CT-F1"), as members of the Company.

                                    RECITALS
                                    --------


         WHEREAS, Limited REMI I and CT-F1 wish to engage jointly in the Business (as defined herein);


         WHEREAS, Limited REMI I and certain of its Affiliates and CT-F1 and certain of its Affiliates are parties to that certain Venture Agreement; dated the date hereof (the "Venture Agreement") pursuant to which, among other things, the parties or their Affiliates will co-sponsor, commit to invest capital in and manage real estate mezzanine investment opportunity funds;


         WHEREAS, Limited REMI I and CT-F1 wish to form the Company in which Limited REMI I and CT-F1 shall be the only Members and the only investors;


         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Members hereby agree as follows:

                                   ARTICLE I
                                  DEFINED TERMS

         1.1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings:

                  "Additional Capital Contributions" means the additional capital contributions made by the Members pursuant to, and determined in accordance with, Section 4.2(a).

                  "Additional Payment" has the meaning specified in Section 4.2(a) hereof.

                  "Affiliate" means, with respect to any Person, a Person which directly or indirectly controls, or is controlled by, or is under common control with that Person, or is controlled by a principal executive officer of that Person. As used in this definition, "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting interests, by contract or otherwise.

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         "Agreement" means this Limited Liability Company Agreement of the
Company.

         "Annual Operating Budget" means, collectively, with respect to each Fiscal Year of the Company any annual operating budget, working capital budget, marketing budget and expenditures relating to the operation of the Company approved by the Members. The Annual Operating Budget shall be prepared in accordance with GAAP and approved by the Members and shall show the estimated receipts, expenditures (operating and capital) and reserves of the Company for the subject Fiscal Year. "Annual Operating Budget" also includes all subsequent amendments and revisions to the foregoing approved by the Members.

         "Bankruptcy" of a Person means the institution of any proceedings under any federal or state law for the relief of debtors, including the filing by or against that Person of a voluntary or involuntary case under the United States Bankruptcy Code, which proceedings, if involuntary, are not dismissed within sixty (60) days after their filing; an assignment of the property of that Person for the benefit of creditors; the appointment of a receiver, trustee or conservator of any substantial portion of the assets of that Person, which appointment, if obtained ex parte, is not dismissed within sixty (60) days thereafter; the seizure by a sheriff, receiver, trustee or conservator of any substantial portion of the assets of that Person; the failure by that Person generally to pay its debts as they become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court; or that Person's admission in writing of its inability to pay its debts as they become due.

         "Business" shall have the meaning given to such term in the Venture Agreement.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

         "Calculation Date" means, for purposes of computing Net Cash Flow to be distributed with respect to a particular fiscal quarter, the last day in that quarter.

         "Candidate Transaction" shall have the meaning specified in Section 4.2(b) hereof.

         "Candidate Transaction Notice" shall have the meaning specified in
Section 4.2(b) hereof.

         "Candidate Transaction Notice Period" shall have the meaning specified in Section 4.2(b) hereof.

         "Capital Account" of a Member with respect to the Company means the capital account of that Member which, except as otherwise provided herein, shall be determined from the inception of the Company in accordance with GAAP. The initial Capital Account of each Member is set forth on Exhibit "A".

         "Capital Contributions" of a Member at anytime means, as of a particular date, the aggregate amount of money and the Fair Market Value of any property (other than money), net of encumbrances, theretofore contributed to the Company by that Member pursuant to this

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Agreement, which shall consist of the Member's Initial Capital Contribution and any Additional Capital Contribution made by the Member.

         "Certificate of Formation" means the Certificate of Formation of the Company filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means CT Mezzanine Partners I LLC, the limited liability company formed and existing under and pursuant to the Delaware Act, the Certificate of Formation and this Agreement.

         "Contribution Date" means the date which is specified in a call for Additional Payment.

         "CT-F1" shall have the meaning given to such term in the Preamble to this Agreement.

         "Default" has the meaning specified in Section 11.1(a) hereof.

         "Defaulting Member" has the meaning specified in Section 11.1(b) hereof.

         "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C.ss. 18-101, et seq.

         "Distribution" means the transfer of money or property by the Company to one or more Members, in their capacity as Members, without separate consideration.

         "Effective Date" means March 8, 2000.

         "Event of Default" has the meaning specified in Sections 11.1(c) hereof.

         "Fair Market Value" of an asset means the price at which that asset would be sold between a willing buyer and a willing seller, each having reasonable knowledge of all relevant facts concerning the asset and neither acting under any compulsion to buy or sell the assets, as agreed upon by the Members or if the Members cannot agree within thirty (30) days, the price determined pursuant to Section 4.1(b) of the Venture Agreement.

         "Fiscal Year" means the calendar year.

         "Fund I Investment Management Agreement" means that certain management agreement by and between the Investment Manager and the Company, dated the date hereof.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis throughout the term of this Agreement.

         "Indemnitee" has the meaning specified in Section 8.3 hereof.

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         "Initial Capital Contribution" of a Member means the capital contributions made by that Member pursuant to Section 4.1 hereof.

         "Investment Management Fee" means the fee that the Investment Manager is entitled to receive pursuant to the Fund I Investment Management Agreement.

         "Investment Manager" shall mean CT Investment Management Co., LLC, a Delaware limited liability Company.

         "Investment Period" means the period, commencing on the date hereof, during which the Company may make new Investments and ending on the earlier of
(i) the Fund II Initial Closing (as defined in the Venture Agreement), (ii) the date on which either CT-F1 or Limited REMI I shall have given notice to the other of its exercise of the Unwind Right pursuant to Section 11.2 hereof, or
(iii) notice from one party to the other, which notice may not be given earlier than December 31, 2000, subject to exercise of the Extension Right (as defined in the Venture Agreement).

         "Key Individuals" shall have the meaning specified in the Venture Agreement.

         "Key Individuals Requirement" shall mean the Investment Manager's covenants under Section 1.3 of the Fund I Investment Management Agreement.

         "Investments" shall have the meaning specified in Section 4.2(b) hereof.

         "Member" means each of Limited REMI I and CT-F1 and includes any Person admitted as a Substitute Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company; "Members" means two (2) or more of such Persons when acting in their capacities as members of the Company. For purposes of the Delaware Act, the Members shall constitute one (1) class or group of members.

         "Membership Interest" means a Member's total interest as a Member of the Company, including that Member's rights to allocations of Net Profits, Net Losses, special allocations, Net Cash Flow and other Distributions, its right to inspect the books and records of the Company and its right, to the extent specifically provided in this Agreement or in the Delaware Act and not otherwise restricted herein, to participate in the business, affairs and management of the Company and to vote or grant consent with respect to matters coming before the Company.

         "Net Cash Flow" has the meaning specified in Section 6.1(a) hereof.

         "Net Profits" and "Net Losses" means, for each fiscal period, the net income and net loss, respectively, of the Company determined in accordance with GAAP.

         "Nonrecourse Exception Indemnitee" has the meaning specified in Section
8.4 hereof.

         "Notice of Default" has the meaning specified in Section 11.1(b) hereof.

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         "Notices" has the meaning specified in Section 14.1(a) hereof.

         "Percentage Interest" of a Member means 75% in the case of Limited REMI I and 25% in the case of CT-F1.

         "Person" means any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, limited liability company, limited liability partnership, real estate investment trust, organization, individual, nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Article IX.

         "Tax Matters Member" means the "tax matters partner" referred to in
Section 6231(a)(7) of the Code.

         "Transfer" of all or any portion of a Membership Interest means any direct or indirect sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary, involuntary or by operation of law, of all or any portion of a Membership Interest, including, without limitation, the right to receive Distributions from the Company. Notwithstanding that a Transfer of all or any portion of a Membership Interest by way of hypothecation or pledge has occurred, any subsequent transfer, sale or other disposition of such Membership Interest or portion thereof at foreclosure shall also constitute a separate Transfer hereunder and shall also be subject to all of the provisions of this Agreement.

         "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code.

         "Unwind" means the division of assets and procedures set forth in
Section 11.2 hereof.

         "Unwind Right" shall have the meaning set forth in the Venture
Agreement.

         "Venture Agreement" shall have the meaning set forth in the Whereas clauses.

         "Warrant" means the warrant to purchase up to 4,250,000 shares of class A common stock, $.01 par value per share, of Capital Trust, Inc., a Maryland corporation, which the parties agree have a Fair Market Value of $.32 per share.

         "Warrant Purchase Agreement" means the agreement between the Company and Limited REMI I in the form attached as Exhibit S to the Venture Agreement.

         "Warrant Purchase Note" means the promissory note issued by Limited REMI I to purchase the Warrant, which is in the form of Exhibit D to the Venture Agreement.

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         1.2. General References. References in this Agreement to "Articles,"
"Sections," "Exhibits" and "Schedules" shall be to the Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specifically provided; the term "including" means "including without limitation"; any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural and in any gender depending on the reference; the words "herein", "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and except as otherwise specified in this Agreement, all references in this Agreement (a) to any Person shall be deemed to include such Person's permitted heirs, personal representatives, successors and assigns; and (b) to any agreement, any document, certificate or any other written instrument shall be a reference to such agreement, document, certificate or instrument together with all exhibits, schedules, attachments and appendices thereto, and in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and
(c) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time with an effective date rendering such change applicable to the event or transaction in question.

                                   ARTICLE II
                             FORMATION AND DURATION

         2.1. Formation.

              (a) Formation. Unless expressly provided otherwise in this Agreement, the rights, duties and liabilities of the Members of the Company shall be as provided in the Delaware Act. The Company has been organized as a Delaware limited liability company under the Delaware Act by the filing of the Certificate of Formation on February 24, 2000 with the Secretary of State of the State of Delaware.

              (b) Information as to Members. As of the Effective Date, the name of each Member shall be as listed in Exhibit "A". The Members shall be required to update Exhibit "A" from time to time as necessary to reflect accurately any changes in the Members. Any amendment or revision to Exhibit "A" made in accordance with this Agreement shall not be deemed an amendment to this Agreement.

         2.2. Name. The name of the Company is CT Mezzanine Partners I LLC. However, the business of the Company may be conducted under any other name designated by the Members from time to time.

         2.3. Agent and Office. The Company's registered agent and office in Delaware shall be United Corporate Services, 15 East North Street, Dover, County of Kent, Delaware 19901. At any time, the Members may designate another registered agent and/or registered office.

         2.4. Principal Place of Business. The principal place of business of the Company shall be at the CT offices currently located at 605 Third Avenue, 26th Floor, New York, New York, 10016, or at such other place as the Members may determine from time to time.



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         2.5. Qualification in Other Jurisdictions. The Members shall cause the
Company to be qualified or registered (a) as a foreign limited liability company under the provisions of the New York Act, and shall cause such status to be maintained for so long as the Company owns any real property, or otherwise transacts business, in the State of New York, and (b) under the assumed or fictitious name statutes or similar laws in the State of New York and in any other jurisdiction in which the Company transacts business. The Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the State of New York or in any other jurisdiction in which the Company may wish to conduct business.

         2.6. Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Delaware Secretary of State and shall continue until the cancellation of the Certificate of Formation in the manner required by the Delaware Act.

         2.7. Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a "partnership" for Federal and state income tax purposes. It also is the intent of the Members that the Company not be operated or treated as a "partnership" for purposes of
Section 303 of the United States Bankruptcy Code. No Member shall take any action inconsistent with that express intent.

         2.8. Limited Liability. Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, obligations and liabilities of the Company, and no Member (including the Tax Matters Member acting in such capacity and any Person who formerly held such status) shall be liable or shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of that status. No individual trustee, officer, director, shareholder, member, manager, constituent partner, employee, agent or attorney of any entity Member, in his, her or its individual capacity as such, shall have any personal liability for the performance of any obligation of that Member under this Agreement.

         2.9. Sale of Warrant. On the Effective Date, the Company shall sell the Warrant to Limited REMI I pursuant to the Warrant Purchase Agreement in exchange for the Warrant Purchase Note.

                                   ARTICLE III
                             PURPOSE OF THE COMPANY

         3.1. Purpose. The Company is formed for the object and purpose of conducting the Business. The Company may engage in all activities reasonably deemed incidental or convenient to the foregoing.

         3.2. Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, convenient, desirable or incidental to the purpose set forth in Section 3.1, including, without limitation, the power:

              (a) to conduct its business, carry on its operations, open bank accounts and brokerage accounts and have and exercise the powers granted to a limited liability company by the Delaware Act in the State of New York or in any other state, territory, district or possession



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of the United States, or any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

              (b) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Member and/or Affiliate thereof (if approved by the other Member) or any agent of the Company necessary, convenient, desirable or incidental to the accomplishment of the purpose of the Company;

              (c) to sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

              (d) to appoint officers, employees and agents of the Company, define their duties and fix their compensation, if any;

              (e) to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

              (f) to cease its activities and cancel its Certificate of Formation;

              (g) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any contract, agreement, deed of trust, mortgage, loan agreement or other loan document or security agreement;

              (h) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, deed of trust, security agreement, pledge, collateral assignment, or other lien on the assets of the Company;

              (i) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

              (j) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient, desirable or incidental to the accomplishment of the purpose of the Company; and

              (k) to sell Company assets to Members in exchange for cash or a promissory note, including to sell the Warrant to Limited REMI I pursuant to the Warrant Purchase Agreement in exchange for the Warrant Purchase Note.

         3.3. Limitations on Company Powers. Notwithstanding Sections 3.1 and 3.2, the Company shall not do business in any jurisdiction the laws of which do not give full faith and credit to the limitations on liability afforded to the Members under the Delaware Act or this Agreement.


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                                   ARTICLE IV
                             CAPITAL CONTRIBUTIONS

         4.1. Initial Contributions. As at the Effective Date, Limited REMI I contributed $75 and CT-F1 contributed $25 and the Warrant to the capital of the Company.

         4.2. Additional Capital Contributions.

              (a) Additional Payment. Each Member shall be required to make such additional payments ("Additional Payments") to the Company in cash upon the terms and conditions, at the times and in the amounts as set forth in this
Section 4.2. No Member shall be required to make any further payments to the Company during the term of this Agreement except as specifically required in this Agreement. In the event that further funds are required by the Company to
(i) pay the expenses of the Company in accordance with Section 4.2(c) in excess of the funds available from (a) the Members' Initial Capital Contributions and any prior contributions of Additional Payments, and (b) the Net Cash Flows, or
(ii) to invest in a Candidate Transaction in accordance with the terms and conditions of this Section 4.2, then the Members shall make Additional Payments in cash to pay those obligations as set forth herein. Any Additional Payment by Limited REMI I shall first be applied to repay the Warrant Purchase Note. Once the Warrant Purchase Note is repaid any Additional Payment by Limited REMI I shall constitute an Additional Capital Contribution. Any Additional Payment by CT-F1 shall constitute an Additional Capital Contribution. Additional Payments shall be made by the Members in accordance with the provisions of Section 4.2(d) hereof. Notwithstanding anything herein to the contrary, Limited REMI I shall not be required to make Additional Payments to the Company in excess of $150,000,000 in the aggregate and CT-F1 shall not be required to make Additional Payments to the Company in excess of $50,000,000 in the aggregate. If both Members make their Capital Contributions as required, any Additional Capital Contribution shall be credited to the Capital Accounts in the ratio of 75% to Limited REMI I and 25% to CT-F1.

              (b) Candidate Transactions. At all times during the Investment Period, the Company shall have a priority right to consummate for the benefit of the Company all Business transactions sourced by CT-F1 and any of its Affiliates to the extent and in the manner provided in this Section 4.2(b). If at any time during the Investment Period CT-F1 or any of its Affiliates shall become aware of a Business transaction which it determines is appropriate for the Company ("Candidate Transaction"), CT-F1 shall deliver notice thereof to Limited REMI I setting forth, to the extent known, all material terms and conditions of the Candidate Transaction (including, (i) the estimated amount of each Member's Capital Contribution necessary to fund the Company's equity component of such Candidate Transaction and related expenses (the "Equity Component"), (ii) the anticipated date on which the Members would be required to make Additional Payments to the Company to fund such Equity Component, and (iii) the debt component, if any of such Candidate Transaction) and shall include a preliminary due diligence package containing all due diligence materials then in the possession of CT-F1 (a "Candidate Transaction Notice"). Limited REMI I shall have two (2) Business Days from the date of its receipt of such Candidate Transaction Notice during which it shall have the right in its sole discretion to require additional due diligence materials, which Limited REMI I shall specify on a supplemental due diligence request. Within five (5) Business Days of Limited REMI I's receipt of all the requested due diligence materials (the "Candidate Transaction Notice Period"), Limited


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REMI I shall notify CT-F1 whether or not it is electing to participate in the
Candidate Transaction (a "Candidate Transaction Acceptance" or a "Candidate Transaction Rejection", as the case may be). If Limited REMI I shall fail to deliver either a Candidate Transaction Acceptance or a Candidate Transaction Rejection within the Candidate Transaction Notice Period, it shall be deemed to have delivered a Candidate Transaction Rejection as at the close of business on the last Business Day of the Candidate Transaction Notice Period. If Limited REMI I shall have delivered or shall have been deemed to have delivered a Candidate Transaction Rejection, CT-F1 shall have the right, independent of the Company, to pursue and conclude such Candidate Transaction on substantially the same terms and conditions as those set forth in the Candidate Transaction Notice. If Limited REMI I shall have delivered to CT-F1 a Candidate Transaction Acceptance within the Candidate Transaction Notice Period and if CT-F1 determines that the Company should conclude such Candidate Transaction, then both Limited REMI I and CT-F1 shall be obligated to make Additional Payments to the Company to permit the Company to fund the Equity Component of the Candidate Transaction in accordance with the provisions of Section 4.2(d) hereof. If Limited REMI I delivers a Candidate Transaction Acceptance with respect to a Candidate Transaction and CT-F1 later determines that the Company should not pursue and conclude such Candidate Transaction, CT-F1 may not later pursue or conclude such Candidate Transaction independent of the Company without first making such Candidate Transaction available to the Company pursuant to this
Section 4.2(b). Candidate Transactions with respect to which Limited REMI I shall have delivered a Candidate Transaction Acceptance to CT-F1 and which have been consummated are herein referred to as "Investments." Additional Payments to the Company pursuant to a Candidate Transaction Acceptance and in accordance with Section 4.2(d) hereof which Candidate Transaction is ultimately not consummated shall be returned to the Members who made the Additional Payments, without interest, net of related expenses, promptly after such time as the Members shall have determined that such Candidate Transaction will not close, and all entries on the Company's books and records resulting from such Additional Payments shall be reversed as if such Additional Payments were never made.

              (c) Expenses. Each Member shall make Additional Payments to the Company from time to time sufficient to fund (i) the Investment Management Fee,
(ii) expenses payable by the Company as set forth in Section 2.3 of the Fund I Investment Management Agreement, (iii) expenses incurred by the Company in the ordinary course of its business, (but in no event exceeding $50,000 in any Fiscal Year), or as otherwise set forth in the Annual Operating Budget, (iv) expenses approved by the Members and (v) expenses otherwise required by this Agreement. All such Additional Payments shall be made in accordance with the provisions of Section 4.2(d) hereof. Expenses incurred by CT-F1 with respect to a Candidate Transaction with respect to which Limited REMI I shall have given, or shall be deemed to have given, a Candidate Transaction Rejection, shall be borne by CT-F1 and not by the Company or Limited REMI I unless such expense was specifically approved by Limited REMI I prior to the expenditure in which case it shall be borne by the Company.

              (d) Call Procedures; Payment of Call. Whenever the Members are required to make Additional Payments to the Company as provided in this Section 4.2, each Member shall be obligated to contribute its share of the requested Additional Payment in cash in an amount equal to (a) that Member's Percentage Interest multiplied by (b) the aggregate dollar amount of the requested Additional Payment. To satisfy any call for Additional Payment, a Member shall cause to be paid to the Company, by the date specified by the Investment Manager, which date shall be the "Contribution Date," in immediately available funds in the full amount of such Member's share of the requested Additional Payment.

         4.3. Loans by Members; Compensation. No Member shall be required to lend any funds to the Company, and no Member shall have any personal liability for the repayment of any Capital Contribution of any other Member. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in this Agreement.

                                   ARTICLE V
                           MANAGEMENT OF THE COMPANY

         5.1. Management of the Company. The business and affairs of the Company shall be managed by the Members, except to the extent that such management is delegated to the Investment Manager pursuant to the Fund I Investment Management Agreement. No decision of the Company may be made or action of the Company taken without the consent of all the Members, which decisions may be made at a meeting of the Members or pursuant to written consent. Members may participate in and hold meetings by means of telephone or similar communications equipment, by means of which all Persons participating in the meeting can hear each other. As soon as practicable after the Effective Date, the Members will prepare an Annual Operating Budget for the first Fiscal Year of the Company. Notwithstanding the foregoing, the enforcement of any rights that the Company may have against any Member (or Affiliate of a Member) shall be determined solely by the other Member.

                                   ARTICLE VI
                   DISTRIBUTIONS AND ALLOCATION OF TAX ITEMS

         6.1. Distributions.

              (a) Net Cash Flow. Not later than ten (10) days after the applicable Calculation Date, the Members shall determine the amount of cash, if any, which in their judgment is in excess of amounts necessary or appropriate for operations, expenses and reserves of the Company. Such excess (the "Net Cash Flow") shall, as soon as possible following the applicable Calculation Date, but in no event later than three (3) Business Days following the determination of Net Cash Flow, be distributed to the Members in accordance with this Section 6.1(a). The Net Cash Flow of the Company shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other noncash items, but shall be increased by any release or reduction of reserves previously established (other than for the payment of expenses reserved against). The Net Cash Flow of the Company shall be calculated effective as of the applicable Calculation Date with respect to which the Net Cash Flow is being distributed, regardless of the actual date of distribution. Distributions of Net Cash Flow shall be made in accordance with a Member's respective Percentage Interest. Notwithstanding anything herein to the contrary, no Distributions (other than Distributions pursuant to Section 10.2) may be made by the Company after a Notice of Default has been given pursuant to Section 11.1 hereof unless the Default to which the Notice of Default relates has been cured as set forth in Section 11.1(c) hereof, or as the Members may otherwise agree.

              (b) Withdrawal of Capital; Limitation on Distributions. No Member shall be entitled to withdraw any part of its Capital Contributions to, or to receive any Distributions from, the Company except as provided in Sections 6.1(a) and 10.2. No Member shall be entitled to demand or receive interest on its Capital Contributions or, except as set forth in Article X hereof, any property from the Company other than cash.

         6.2. Allocation of Net Profits and Net Losses. Net Profits and Net Losses shall be allocated in accordance with each Member's Percentage Interest.

         6.3. Withholding. Should the Company be required, pursuant to the Code, the laws of any state or any other provision of law, to withhold any amount from amounts otherwise distributable to any Member or on the basis of income allocable to any Member, the Company shall withhold those amounts, and any amounts so withheld shall be deemed to have been distributed to that Member under this Agreement. If any sums are withheld pursuant to this provision, the Company shall remit the sums so withheld to, and file the required forms with, the Internal Revenue Service, the appropriate authority of any such state or other applicable government agency. In the event of any claimed over-withholding, if such claimed over-withholding was made by the Company in good faith upon the advice of its tax advisors, a Member shall be limited to an action against the Internal Revenue Service, the appropriate authority of any such state or other applicable government agency for refund, and each Member hereby waives any claim or right of action against the Company on account of such withholding. Furthermore, if the amounts required to be withheld exceed the amounts which would otherwise have been distributed to a Member, the Member shall contribute any deficiency to the Company within ten (10) Business Days after notice from the Company. If the deficiency is not contributed within that time, such failure shall be considered a demand loan from the Company to that Member, with interest at a rate equal to the lesser of fifteen percent (15%) or the highest rate permitted by law, which interest shall be treated as an item of Company income and accrue until discharged by the Member by repayment. Such demand loan shall be repaid in full within ten (10) Business Days after demand (and for this purpose any Member other than the Member on whose account such loan was made may unilaterally make such demand for and on behalf of the Company), and otherwise shall be repaid, without prejudice to any other remedies at law or in equity that the Company may have, out of Distributions to which the debtor Member would otherwise subsequently be entitled under this Agreement.

         6.4. Restoration of Funds. Except as otherwise provided by law, no Member shall be required to restore to the Company any funds properly distributed to it pursuant to Section 6.1 or 10.2. If any Member receives Distributions from the Company contrary to the provisions of this Agreement, that Member shall promptly return the same to the Company.

                                   ARTICLE VII
            TAX ELECTIONS; TAX MATTERS MEMBER; TAX CAPITAL ACCOUNTS

         7.1. Federal Income Tax Elections; Tax Matters Member.

         (a) Tax Elections. The Members shall determine all elections to be made by the Company for tax purposes.

         (b) Tax Matters Member. Limited REMI I is hereby designated the Tax Matters Member. The Tax Matters Member will take no action (other than ministerial action) without the prior approval of the Members. The Tax Matters Member will not be required to take any action or incur any expenses for the prosecution of any administrative or judicial remedies in its capacity as Tax Matters Member unless the Members agree on a method of sharing expenses incurred in connection with the prosecution of such remedies.

         7.2. Tax Matters.

              (a) The Company shall maintain a capital account for each Member in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv). In the event an asset of the Company other than cash is distributed in kind to a Member, such capital accounts shall be adjusted for the hypothetical "book" gain or loss that would have been realized by the Company if the distributed asset had been sold for its Fair Market Value in a cash sale (in order to reflect unrealized gain or loss).

              (b) For tax capital account maintenance purposes, except as otherwise required by Section 704(c) of the Code,

                   (i) if the Company is dissolved pursuant to Section 10.1 during a Fiscal Year, gross income and/or deductions of the Company for such Fiscal Year and each Fiscal Year thereafter shall be first allocated to the Members in the amount necessary to cause the tax capital account of each Member to be equal to its Capital Account;

                   (ii) if the Company is required to recognize any interest income pursuant to Section 483 or Sections 1271 through 1288 of the Code in connection with any transaction with a Member or any loss with respect to the transfer of the Warrants to a Member, such interest income or loss shall be specially allocated to such Member for tax purposes; and

                   (iii) Net income or loss as determined for purposes of
Section 704(b) of the Code, as adjusted by the amount, if any, specially allocated pursuant to clause (i) or (ii) above shall be allocated in accordance with Section 6.2.

              (c) For income tax purposes, income, gain loss, and deduction shall be allocated in accordance with the corresponding item under Section 7.2(b), except as otherwise required by Section 704(c) of the Code.

                                  ARTICLE VIII
                    OTHER RIGHTS AND OBLIGATIONS OF MEMBERS

         8.1. Resignation of a Member. No Member may withdraw or resign from the Company without the consent of the Members, which consent may be given or withheld in their absolute discretion. In the event of any withdrawal or resignation in violation of this Section 8.1, such withdrawal or resignation shall be void ab initio, and the withdrawing or resigning Member shall be subject to any and all remedies available to the Company or the Members under this

Agreement, at law or in equity in respect of such default, and the Company shall have the right to offset the damages against any amounts otherwise distributable to the withdrawing or resigning Member. Termination of a Member's Membership Interest upon consummation of a right to purchase under Sections 9.3 or 9.4 shall not be deemed a withdrawal or resignation in violation of this
Section 8.1.

         8.2. Admission of New Members. Other than Members that may be admitted to the Company pursuant to Section 9.2(b), no new or additional Members may be admitted to the Company without the written consent of the Members.

         8.3. Indemnification by Company. To the maximum extent permitted by law, the Company shall defend, indemnify and hold harmless each Member and its partners, shareholders and members, and their respective directors, officers, employees and shareholders and the Investment Manager (each such Person being an "Indemnitee") from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages incurred by the Indemnitee or by the Company, arising out of any claim based upon any acts performed or omitted to be performed by the Indemnitee in connection with the organization, management, business or property of the Company (including in any Member's capacity as Tax Matters Member), including costs, expenses and attorneys' fees (which may be paid as incurred) expended in the settlement or defense of any such claims, except to the extent that the claim giving rise to such indemnification rights:
(a) arises out of any gross negligence (which for purposes of this Agreement shall mean an act or failure to act with reckless disregard of the consequences thereof), willful misconduct, breach of fiduciary duty or a material breach of this Agreement by the Indemnitee; or (b) is governed by Section 8.4. Except as required by Section 8.4, all judgments against the Company and/or an Indemnitee wherein an Indemnitee is entitled to indemnification or other amounts payable to an Indemnitee pursuant to this Section 8.3 shall be satisfied only from the assets of the Company.

         8.4. Indemnification by Members. To the maximum extent permitted by law, each Member shall defend, indemnify and hold harmless the Company and the other Members and each of their respective directors, officers, employees, partners and shareholders (each such Person being a "Nonrecourse Exception Indemnitee") from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages, and any costs and expenses (including attorneys' fees and disbursements) incurred in connection therewith, suffered or incurred by any Nonrecourse Exception Indemnitee or arising out of any claim that the Company or any Nonrecourse Exception Indemnitee is liable under any exceptions or "carve-outs" to any nonrecourse provisions in any loan documents entered into by the Company to the extent (a) such liability is attributable to any gross negligence, willful misconduct, breach of fiduciary duty or material breach of this Agreement by the indemnifying Member or any of its Affiliates, shareholders, members, partners, officers, directors, employees or agents, whether on behalf of the Company or otherwise, in violation of the requirements of any such loan documents (unless the Members agree to violate such loan document requirements) and (b) such liability exceeds any economic benefit received by the Nonrecourse Exception Indemnitee as a direct result of the breach, act or omission giving rise to the claim.

         8.5. Exculpation. Except to the extent required by law, neither the Members nor any of their respective directors, officers, employees or shareholders shall be liable or responsible to the Company or the other Members for any act or failure to act, or any loss, liability, damage, settlement cost or other expense incurred by reason of any act or failure to act, of any such Person, provided such Person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the interests of the Company, except to the extent such loss, liability, damage, settlement cost or other expense resulted from the gross negligence, willful misconduct, breach of fiduciary duty or material breach of this Agreement by such Person. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that a Person did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. Furthermore, no Affiliate of a Member shall be entitled to exculpation hereunder in respect of any act or omission committed or omitted in its capacity as an independent contractor to the Company, but, rather, the terms of the contract between such Affiliate and the Company shall control with respect to exculpation.

         8.6. Reimbursement of Members. Each of the Members, including, the Tax Matters Member acting in such capacity, shall be entitled to reimbursement from the Company for out-of-pocket expenses reasonably, properly and directly incurred by such Member on behalf of the Company and provided for in an Annual Operating Budget; provided, however, that no Member shall seek reimbursement from the Company for any "overhead" or general and administrative expenses incurred by that Member.

         8.7. Particular Covenants of Members.

              (a) Defend Against Creditors. Each Member shall defend at its sole cost and expense any claim made against its Membership Interest (including its right to Distributions from the Company) resulting from the personal indebtedness of that Member or the claims of its individual creditors.

              (b) Notice of Claims. Each Member shall promptly notify the other Members as to any claims asserted or threatened against its Membership Interest (including its right to Distributions from the Company).

                                   ARTICLE IX
                    TRANSFERS OF COMPANY MEMBERSHIP INTERESTS

         9.1. Condition to Transfer of Any Membership Interest. Without limiting any other provisions of this Article IX, no Transfer of a Membership Interest may be made unless all of the following requirements are satisfied, and any purported Transfer of a Membership Interest failing to meet the following requirements shall be void ab initio:

              (a) Required Documents. The transferee executes and delivers to the Company an instrument pursuant to which it agrees to be bound by the terms of this Agreement, and such additional instruments and documents as shall be reasonably required by the Members (including opinions of counsel to any transferor satisfactory to the Members with respect to the matters set forth in
Section 9.1(b)).

              (b) Restrictions. Such Transfer would not:

              (i) Securities Laws. Result in the violation of the Securities Act, or any regulation issued pursuant thereto, or any state securities law or regulation or any other applicable federal or state laws or order of any court having jurisdiction over the Company;

              (ii) Events of Default. Be a violation of or an event of default under, or give rise to a right to accelerate any indebtedness described in, any note, mortgage, loan agreement or similar instrument or document to which the Company is a party, unless the violation or event of default is waived by the parties thereto;

              (iii) Regulatory Requirements. Cause the Company or any Member to be subject to any additional regulatory requirements;

              (iv) Tax Status. Cause a substantial risk, in the opinion of counsel to the Company, that the classification of the Company as a "partnership" for Federal or state income tax purposes could be adversely affected;

              (v) Prohibited Transaction. Result in or create a "prohibited transaction" or cause the Company or a Member or an Affiliate of a Member to be or become a "party in interest", as defined in Section 3(14) of ERISA, or a "disqualified person", as defined in Section 4975 of the Code with respect to any plan, as defined in Section 3(3) of ERISA and/or Section 4975 of the Code, or result in or cause the Company or any Member or any Affiliate of a Member to be liable for tax under Chapter 42 of the Code or otherwise cause any such Person to incur tax liabilities;

              (vi) Not Legally Competent. Be a Transfer to an individual who is not legally competent or who has not achieved his or her majority under applicable law (excluding trusts for the benefit of minors); or

              (vii) Transfer to a Foreign Person. Be a Transfer to a Person who constitutes a "foreign person" under Section 1445 of the Code.

         (c) Costs. The transferor or transferee pays to the Company any and all costs incurred and to be incurred by the Company in connection with the Transfer, to the extent such costs would not have been incurred by the Company if the Transfer had not been proposed or made.

         9.2. Transfers of Membership Interests.

              (a) Transfers Restricted. No Member may Transfer all or any portion of its Membership Interest, except as set forth in Section 9.2(b), and any purported Transfer of Membership Interest failing to meet the requirements of Sections 9.1 and 9.2(b) shall be void ab initio.

              (b) Transfers of Membership Interest to Affiliates. Subject only to the provisions of Section 9.1, a Member, with Notice to (but without consent of) the other Member, may Transfer all (but not less than all) of its Membership Interest at any time as follows:

                   (i) CT-F1 may Transfer its Membership Interest to any wholly owned entity of CT; and

                   (ii) Limited REMI I may Transfer its Membership Interest to Citigroup Inc. or to any of its direct or indirect wholly owned entities, or to Travelers Property Casualty Corp., or any of its direct or indirect wholly owned entities.

In accepting any such assignment, any such assignee shall automatically become a Substitute Member with all of the rights and powers granted to the assigning Member herein but no such Transfer shall release the transferring Member of any of its obligations hereunder, unless such release is approved in writing by the other Member.

         9.3 Purchase/Sale Option.

              (a) Right to Purchase. In the case of an Event of Default under
Section 11.1(a)(i) or (iv) with respect to a Member, the Non-Defaulting Member shall have the right, pursuant to Section 11.2 hereof, to purchase, or to cause a Person designated by it to purchase, all (but not less than all) of the Membership Interest of the Defaulting Member at a price equal to 90% of the excess, if any, of (x) the Defaulting Member's aggregate Additional Payments over (y) the excess, if any, of (A) aggregate Distributions previously made to the Defaulting Member over (B) the excess, if any, of (i) the aggregate Net Profits allocated as provided below to the Defaulting Member over (ii) aggregate Net Losses allocated as provided below to the Defaulting Member. Such Non-Defaulting Member may within thirty (30) days after such Event of Default (the "Election Period") elect to purchase, or to cause another Person designated by it to purchase, the Membership Interest of the Defaulting Member, and the Non-Defaulting Member shall give a Notice (the "Election Notice") to the Defaulting Member setting forth: (i) such election, (ii) the price and (iii) a closing date for the purchase (the "Purchase Date"), which shall be no later than ten (10) days after the date of the Election Notice. For purposes of this
Section 9.3, the Company shall close its books as at the date of the Election Notice. Net Profits and Net Losses, as the case may be of a Defaulting Member shall be determined by calculating the aggregate Net Profits and aggregate Net Losses allocated to the Defaulting Member for Fiscal Years prior to the Fiscal Year in which any purchase under this Section 9.3 takes place together with Net Profits and Net Losses allocated to the Defaulting Member during the Fiscal Year in which the Election Notice is given through and including the date of the Election Notice. On the Purchase Date, the Defaulting Member shall sell, and the Non-Defaulting Member shall purchase, the Defaulting Member's Membership Interest to be sold under the Election Notice for such price, which shall be paid in immediately available funds. Any loans previously made to the Company by the Defaulting Member shall be due and payable on the Purchase Date. In the event an Election Notice is not delivered within the Election Period, the Non-Defaulting Member shall have waived its rights under this Section 9.3 with respect to that Event of Default.

              (b) Representations. At the closing of the purchase and sale of a Membership Interest pursuant to Section 9.3, the Defaulting Member shall warrant to the Non-Defaulting Member or its designee that the Membership Interest sold is free and clear of all liens, security interests and other legal and equitable claims of third parties. Such warranty shall survive the closing of the purchase and sale of the Membership Interest, and in the event of any breach of such warranty, the Non-Defaulting Member or its designee may proceed against any and all personal assets of the Defaulting Member to recover damages on account of such breach, notwithstanding the provisions hereof and Section 18-303 of the Delaware Act. Notwithstanding the foregoing, however, if the Defaulting Member's Membership Interest is subject to any lien, security interest and other legal and equitable claims of third parties, the Non-Defaulting Member or its designee may elect (a) to cause all amounts (or a portion thereof) payable to the Defaulting Member to first be applied to discharge such lien, security interest and other legal and equitable claims of third parties, and pay only the balance, if any, to the Defaulting Member (b) to take the Membership Interest subject to such lien, security interest and other legal and equitable claims of third parties, and to reduce the amount otherwise payable by the Non-Defaulting Member or its designee to the Defaulting Member by the amount of such lien, security interest and other legal and equitable claims of third parties, or (c) to terminate the purchase and sale proceedings because of the existence of such lien, security interest and other legal and equitable claims of third parties, and in such event to pursue any and all remedies available at law or in equity.

                                   ARTICLE X
                          DISSOLUTION AND LIQUIDATION

         10.1. Dissolution. The Company shall be dissolved upon the first to occur of the following:

              (a) Bankruptcy of the Company. The Bankruptcy of the Company;

              (b) Agreement to Dissolve. The decision of the Members to dissolve the Company pursuant to Section 11.2 or for any reason;

              (c) Judicial Dissolution. The entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act;

              (d) End of Term. The tenth anniversary date hereof; or

              (e) Unwind. The completion of the Unwind.

The occurrence of an Event of Default as to any Member shall not dissolve the Company.

         10.2. Winding up Affairs and Distribution of Assets.

              (a) Liquidation. Upon the dissolution of the Company, other than as set forth in Section 10.2(c) hereof, the Members shall choose a liquidating Member ("Liquidating Member"), and the Liquidating Member shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind up and terminate the business of the Company. Any such Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible.

              (b) Payments of Proceeds Upon Liquidation. The proceeds of liquidation of the Company shall be applied in the following order of priority:
(i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company owing to third parties

(including payment owed to the Investment Manager pursuant to the Investment Management Agreement); (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company owing to third parties, and at the expiration of such period as the Members may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to the debts and liabilities of the Company owing to the Members, including any reimbursements payable under this Agreement; (v) fifth, the Warrant Purchase Note shall be distributed to Limited REMI I, and (vi) sixth, unless either party shall have exercised the purchase right pursuant to Section 9.3 hereof or the Unwind Right, to the Members, in accordance with their respective Capital Accounts (after taking into account all allocations and prior Distributions). Assets distributed in kinds shall be taken into account at their Fair Market Value.

              (c) Unwind; Unwind Rights. If the Unwind Right shall have been exercised pursuant to the Venture Agreement, the Members shall determine the Fair Market Value of the Company's assets remaining after setting aside or paying out sums and assets referred to in clauses (i) through (v) of Section 10.2(b) hereof (the "Net Unwind Assets"). The Net Unwind Assets shall be divided into four pools with as nearly equal Fair Market Values as is reasonably practicable, whereupon the first three pools shall be distributed in kind as follows: Limited REMI I shall select the first pool and it shall be distributed to Limited REMI I; CT-F1 shall select the second pool and it shall be distributed to CT-F1; and Limited REMI I shall select the third pool and it shall be distributed to Limited REMI I. Limited REMI I shall have the option to cause the fourth pool to be distributed to it in kind or to sell the fourth pool for cash, provided, however, that if Limited REMI I elects to sell the fourth pool for cash it shall provide CT-F1 with five (5) days Notice of such election and CT-F1 shall have ten (10) days from the date of distribution of the third pool to exercise its right but not the obligation to purchase the fourth pool from Limited REMI I for cash at the value previously agreed upon and provided, further, that if CT-F1 does not purchase such fourth pool from Limited REMI I for cash payable promptly after any such exercise of such right by CT-F1, the parties shall cause the fourth pool to be liquidated. The proceeds from any such liquidation shall be distributed to Limited REMI I. A Member that receives a distribution of pools (or proceeds thereof) with an aggregate Fair Market Value in excess of such Member's Percentage Interest in the aggregate Fair Market Value of all the pools shall promptly pay the amount of such excess to the other Member in cash; provided, however, that in making such calculation, if the fourth pool is sold as provided herein, the net proceeds from the sale shall be used in lieu of the Fair Market Value of the fourth pool.

         10.3. No Liability. Notwithstanding anything to the contrary in this Agreement, no Member shall have any obligation to make any contribution to the capital of the Company on account of any negative balance on its Capital Account or tax capital account, whether at liquidation or otherwise, and the negative balance of that Member's Capital Account or tax capital account shall not be considered a debt owned by that Member to the Company or to any other person for any purpose whatsoever.

         10.4. Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look only to the assets of the Company for the return of that Member's positive Capital Account balance and shall have no recourse for its Capital Contributions and/or share of Net Profits (upon dissolution or otherwise) against any other Member.

         10.5. Certificate of Cancellation. Upon completion of the winding up of the Company's affairs, the Liquidating Member shall file a Certificate of Cancellation with the Delaware Secretary of State.

                                   ARTICLE XI
                              DEFAULT AND REMEDIES

         11.1. Default.

              (a) Default. The occurrence of any of the following shall constitute a default ("Default") hereunder by the affected Member:

                   (i) A Member Transfers its Membership Interest other than as set forth in Article IX;

                   (ii) The voluntary dissolution of the Member;

                   (iii) The Bankruptcy of the Member;

                   (iv) A Member materially breaches any of its obligations hereunder other than as described in clause (vii) of this Section 11.1(a);

                   (v) A Member commits an act of fraud involving the Company (which materially damages the Company) or intentionally misappropriates significant funds of the Company;

                   (vi) the Investment Manager commits an act of fraud involving the Company (which materially damages the Company) or intentionally misappropriates significant funds of the Company;

                   (vii) There shall have been a failure by CT-F1 to cause compliance with the Key Individuals Requirement, or the Investment Manager shall have materially breached the Fund I Investment Management Agreement other than as set forth in the foregoing clause (vi).

                   (viii) A Member causes the Company to default in an obligation required to be performed by the Company pursuant to the Venture Agreement or the Investment Management Agreement.

              (b) Notice of Default. If a Default occurs with respect to a Member, the other Member (the "Non-Defaulting Member") shall have the right to give that Member (the "Defaulting Member") Notice of that Default (a "Notice of Default"). The Notice of Default shall set forth the nature of the Default with reasonable specificity.

              (c) Period to Cure. A Member who shall have received a Notice of Default with respect to a Default under any of clauses (i), (iv), (vii) or
(viii) of Section 11.1(a) shall have a period of thirty (30) days after receipt of such Notice of Default to cure such Default and the Notice of Default with respect thereto shall not be effective unless such Default is not cured within such thirty (30) day period. In such case, the Defaulting member shall lose no rights hereunder with respect to a Default that has been so cured. However, if such Default was not cured within thirty (30) days of receipt of the Notice of Default, then the Default shall constitute an "Event of Default", and Limited REMI I or CT-F1, as the case may be, shall have the rights set forth in Section 11.2.

         11.2. Remedies Upon Event of Default. (A) Subject to Section 11.1(c), upon the occurrence of an Event of Default by a Defaulting Member under Section 11.1(a)(i), the Non-Defaulting Member may elect to do any one or more of (i),
(ii) and/or (iii) under this Section 11.2 after Notice to the Defaulting Member;
(B) upon the occurrence of an Event of Default by a Defaulting Member under
Section 11.1(a)(ii) or (iii), the Non-Defaulting Member may only elect to do
(ii) under this Section 11.2 after Notice to the Defaulting Member; (C) Subject to Section 11.1(c) upon the occurrence of an Event of Default by a Defaulting Member under Section 11.1(a)(iv), the Non-Defaulting Member may elect to do either (i) or (ii) under this Section 11.2 after Notice to the Defaulting Member; (D) upon the occurrence of an Event of Default by a Defaulting Member under Section 11.1(a)(v), the Non-Defaulting Member may elect to do (i), (ii) and/or (iii) under this Section 11.2 after Notice to the Defaulting Member; (E) upon the occurrence of an Event of Default by the Investment Manager under
Section 11.1(a)(vi), the Member not affiliated with the Investment Manager may elect to do any one or more of (i), (ii) and/or (iii) under this Section 11.2 after Notice to the Defaulting Member; (F) upon the occurrence of an Event of Default by a Defaulting Member hereunder or by the Investment Manager under the Investment Management Agreement as set forth in Section 11.1(a)(vii) of this Agreement, the Non-Defaulting Member (or the Member not affiliated with the Investment Manager in the case of such a Default by the Investment Manager) may do only (ii) under this Section 11.2 after Notice to the Defaulting Member or the Investment Manager as the case may be, and (G) upon the occurrence of an Event of Default by a Defaulting Member under Section 11.1(a)(viii) the Non-Defaulting Member may elect to do any one or more of (i), (ii) and/or (iii) under Section 11.2 after Notice to the Defaulting Member:

                   (i) Purchase or cause a Person designated by it to purchase the Defaulting Member's Interest pursuant to Section 9.3, in which case the Fund I Investment Management Agreement shall terminate upon the closing of such purchase;

                   (ii) Exercise the Unwind Right, in which case the Fund I Investment Management Agreement shall terminate upon the completion of the Unwind; or

                   (iii) Pursue, and/or cause the Company to pursue, any other remedy provided in this Agreement, at law or in equity.

         11.3. Dispute Resolution. Should any dispute arise under this Agreement other than with respect to Fair Market Value, then the parties shall resolve such dispute pursuant to Section 4.2 of the Venture Agreement.

         11.4. Waiver of Partition and Certain Other Rights. Except with respect to any exercise of the Unwind Right, each of the Members irrevocably waives any right or power that it might have: (a) to cause the Company or any of its assets to be partitioned; (b) to compel any sale of all or any portion of the assets of the Company under any applicable law; (c) to cause the appointment of a receiver for all or any portion of the assets of the Company; or (d) to file a complaint, or to institute proceedings at law or in equity, to cause the dissolution or liquidation of the Company, other than in accordance with this Agreement. Each of the Members has been induced to enter into this Agreement in reliance upon the waivers of this Section 11.4, and without those waivers no Member would have entered into this Agreement.

                                  ARTICLE XII
                 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

         12.1. Reciprocal Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that:

              (a) Organization; Authority; Due Authorization.

                   (i) Organization and Good Standing. It is a limited liability company duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of formation; has all requisite power to own, lease and operate its assets, properties and business and to carry on its business as now conducted; and is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing, except for such jurisdictions where the failure to so qualify or be licensed would not have a material adverse effect upon its ability to perform fully its obligations under this Agreement or any other related agreement.

                   (ii) Authority to Execute and Perform Agreements. It has all requisite limited liability company power and authority to enter into, execute and deliver this Agreement, and all other related agreements to be executed by it and to perform fully its obligations hereunder and thereunder.

                   (iii) Due Authorization; Enforceability. It has taken all limited liability company actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all other related agreements to be executed by it and to consummate the transactions contemplated herein and therein. This Agreement has been duly and validly executed by each Member and constitutes the legal, valid and binding obligation of each Member, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

                   (iv) United States Person. It is a "United States person" (as defined in Section 7701 of the Code).


                   (v) Limited REMI I is a wholly owned indirect entity of Citigroup Inc. and Travelers Property Casualty Corp., and CT-F1 is a wholly owned direct subsidiary of CT.

              (b) No Violation. Neither its execution or delivery of this Agreement nor the consummation of the transactions contemplated herein will (i) violate any provision of its organizational documents or limited liability company agreement; or (ii) violate in any material respect any applicable law or order.

              (c) Regulatory and Other Approvals. No consent, approval, authorization, notice, filing, exemption or other requirement must be obtained by it from any authority or Person or must otherwise be satisfied by it in order that the consummation of the transactions contemplated in this Agreement or any related documents will not violate in any material respect any applicable law or order or any material contract to which it is a party.

              (d) Securities Matters. It (i) is acquiring its Membership Interest for itself for investment purposes only, and not with a view to any resale or distribution of such Membership Interest, (ii) has been advised and understands that such Membership Interest has not been and will not be registered under the Securities Act, or any applicable state securities laws and, therefore, cannot be resold unless such Membership Interest is registered under the Securities Act and all applicable state securities laws, or unless exemptions from registration are available, and (iii) has, either alone or with its "purchaser representatives," as that term is defined in Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company. It further acknowledges that the Company has made available to such Member, at a reasonable time prior to its acquisition of its Membership Interest, the opportunity to ask questions and receive answers concerning the terms and conditions of such acquisition and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by the Company in connection with such acquisition.

                                  ARTICLE XIII
                           BOOKS, RECORDS AND REPORTS

         13.1. Maintenance of Books. The Company shall keep complete and accurate books and records of accounts maintained in accordance with GAAP. Tax records shall be maintained in accordance with the accrual method of accounting. The books of account for the Company shall be maintained at the principal office of the Company.

         13.2. Records to be Maintained. The Company shall maintain the following records:

              (a) A current list of the full name, set forth in alphabetical order, and last known mailing address together with the Capital Contribution and the share of profit and losses of each Member or information from which such share can be readily derived;

              (b) A copy of the Certificate of Formation and all amendments thereto or restatements thereof, together with executed copies of any powers of attorney pursuant to which such Certificate of Formation have been executed;

              (c) A copy of this Agreement, any amendments hereto and any restatements hereof; and

              (d) A copy of the Company's Federal, state and local income tax returns or informational returns and reports, if any, for the past ten (10) years.

         13.3. Inspection by Members; Confidential Information. (a) Any Member shall have the right to inspect and copy at such Member's expense, any documents, including financial statements maintained by the Company and other information regarding the affairs of the Company, as is reasonable.

              (b) The Members acknowledge that from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member shall hold in strict confidence any information it receives which is subject to a confidentiality agreement binding on the Company or any of its employees, whether as a principal or as an agent, and may not disclose such information to any Person other than another Member except for disclosures (i) compelled by law (but such Member must notify the other Member promptly of any request for that information, before disclosing it if practicable), (ii) to advisers or representatives of the Member or Persons to which that Member's Membership Interest may be assigned as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 13.3(b), (iii) of information that Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality, (iv) in accordance with the terms of such confidentiality agreements or (v) upon the consent of each Member, but only if such employee is informed that such information is to be held in strict confidence. The Members acknowledge that breach of the provisions of this Section 13.3(b) may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 13.3(b) may be enforced by specific performance.

         13.4. Books and Tax Reports. The books of account shall be closed promptly after the end of each Fiscal Year. Within ninety (90) days after the conclusion of each Fiscal Year, each Member shall be provided with a Form K-1 and/or other information statement with respect to its distributive share of income, gains, deductions, losses and credits for income tax reporting purposes for the previous Fiscal Year, together with any other information concerning the Company necessary for the preparation of a Member's income tax return(s), all under the supervision and as determined by the Tax Matters Member in its reasonable discretion. With the sole exception of mathematical errors in computation, these tax statements and the information contained therein shall be deemed conclusive and binding upon such Member. Each Member agrees that it shall not (i) treat, on its income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Members as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing its income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. Notwithstanding anything herein to the contrary, Limited REMI I shall cause the Company's income tax returns for its first Fiscal Year to be prepared and furnished to CT-F1 for its review and comments at least fifteen (15) Business Days before the due date of the tax return. If CT-F1 does not furnish comments to Limited REMI I within fifteen (15) Business Days, Limited REMI I may cause the Company to file such tax returns.

                                  ARTICLE XIV
                                 MISCELLANEOUS

         14.1. Notices.

              (a) Form and Addresses. All notices, consents, approvals, waivers, elections and other communications (collectively, "Notices") required to be given pursuant to this Agreement shall be given in writing and,

              If to Limited REMI I:      Travelers Limited Real Estate Mezzanine
              ---------------------      Investments I, LLC
                                         205 Columbus Blvd, 9PB
                                         Hartford, CT 06183-2030
                                         Attn:    Duane Nelson, Esq.
                                         Real Estate Investment Number: 12832

              With Copies to:            Citigroup Investments Inc.
              ---------------            388 Greenwich Street, 36th Floor
                                         New York, New York 10013
                                         Attn:    Mr. Michael Watson
                                         Real Estate Investment Number: 12832

                                         Loeb & Loeb LLP
                                         1000 Wilshire Boulevard, Suite 1800
                                         Los Angeles, California 90017
                                         Attn:    Andrew S. Clare, Esq.

              If to CT:                  Capital Trust, Inc.
              ---------                  605 Third Avenue, 26th Floor
                                         New York, New York 10016
                                         Attn: John R. Klopp

              With a Copy to:            Battle Fowler LLP
              ---------------            75 East 55th Street
                                         New York, New York 10022
                                         Attn:  Thomas E. Kruger, Esq.

              (b) Delivery. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this Section 14.1 or sent to such recipient at such address by air courier, overnight courier, or by hand and will be deemed given, unless earlier received: (a) if sent by courier when recorded on the records of the courier as received by the receiving party; and (b) if delivered by hand, on the date of receipt.

         14.2. Certificate Requirements. From time to time the Members shall sign and acknowledge all such writings as are required to amend the Certificate of Formation, for the carrying out of the terms of this Agreement, or, upon dissolution of the Company, to cancel such certificate.

         14.3. Modification. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by all of the Members.

         14.4. Waivers and Consents. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach. Any consent of a Member required hereunder must be in writing and signed by such Member to be effective. No consent given by a Member in any one instance shall be deemed to waive the requirement for such Member's consent in any other or future instance.

         14.5. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         14.6. Further Assurances. Each Member shall execute such deeds, assignments, endorsements, evidences of Transfer and other instruments and documents and shall give such further assurances as shall be consistent with the provisions of this Agreement and necessary to perform its obligations hereunder.

         14.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

         14.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14.9. Limitation on Rights of Others. No Person other than a Member shall have any legal or equitable right, remedy or claim under or in respect of this Agreement; no third party (i.e., Person other than a Member) shall be a beneficiary of any provision of this Agreement.

         14.10. Brokers and Finders. Except as set forth in the Placement Agent Agreement and in the CT-F2-GP Capital Formation Agreement and the General REMI II Capital Formation Agreement (each as defined in the Venture Agreement) (i) there are no brokers, finders or placement agents, and (ii) each Member shall indemnify and hold all of the other Members and the Company harmless from and against any commission, fee or other payment due any broker, finder or other Person in connection with such Member's decision to invest in the Company.

         14.11. Construction and Interpretation. This Agreement shall not be construed more strictly against one party than against another by reason of the fact that it may have been prepared by counsel for one of the parties.

         14.12. Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns. This Agreement and the rights and obligations set forth herein are for the sole benefit of the parties hereto and their respectable Affiliates. Nothing contained herein is intended to confer upon any other person any rights or remedies hereunder.

         14.13. Survival. Sections 8.3 through 8.7, and Articles XI through XIV hereof shall survive termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                                    MEMBERS:


                                    TRAVELERS LIMITED REAL
                                    ESTATE MEZZANINE INVESTMENTS I, LLC


                                    By:  /s/  Michael Watson
                                        --------------------------------------
                                           Michael Watson
                                           Vice President


                                    CT-F1, LLC


                                    By:  Capital Trust, Inc.,
                                         its sole member


                                         By:  /s/  John R. Klopp
                                              ----------------------------------
                                              John R. Klopp
                                              Chief Executive Officer

                                   EXHIBIT "A"
                                   -----------

                       Names and Initial Capital Accounts

                                                            Initial Capital
                                                            ---------------
               Member Name                                     Account
               -----------                                     -------

   Travelers Limited Real Estate                              $1,020,075
   Mezzanine Investments I, LLC


   CT-F1, LLC                                                 $ 340,025